UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2016

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2016, Foundation Medicine, Inc. (the “Company”) entered into a Master IVD Collaboration Agreement (the “IVD Collaboration Agreement”) with F. Hoffmann-La Roche Ltd (“Roche Basel”) and Roche Molecular Systems, Inc. (“Roche Systems” and together with Roche Basel, “Roche”). The IVD Collaboration Agreement memorializes in a definitive agreement the terms set forth in that certain Binding Term Sheet for an In Vitro Diagnostics Collaboration, by and between Roche Basel and the Company (the “IVD Term Sheet”), which was entered into in connection with the Company’s strategic collaboration with Roche and its affiliates, which closed on April 7, 2015.

The IVD Collaboration Agreement, provides terms for the Company and Roche to collaborate non-exclusively to develop and commercialize in vitro diagnostic versions of certain existing Company products, including FoundationOne® and FoundationOne® Heme, and future Company products (such products, collectively, the “IVD Kits”), including those developed under the Collaboration Agreement (the “R&D Collaboration Agreement”), dated as of January 11, 2015, by and among the Company, Roche Basel and Hoffmann-La Roche Inc. (“Roche U.S.”). Pursuant to the IVD Collaboration Agreement, the parties or their affiliates may execute one or more agreements from time to time specifically governing the development, manufacture, use and commercialization of any IVD Kits, with the terms of such agreements to be set forth therein.

The IVD Collaboration Agreement expires on April 7, 2020, unless earlier terminated as provided therein. Roche also has the right, in its sole discretion, to extend the term of the IVD Collaboration Agreement for additional two year periods of time during any period of time in which Roche and its affiliates continue to hold at least 50.1% of the Company’s capital stock. Either party may terminate the IVD Collaboration Agreement for an uncured breach of the agreement, or for insolvency or bankruptcy.

In addition, on April 6, 2016, the Company, Roche Basel and Roche U.S. entered into a First Amendment to the R&D Collaboration Agreement (the “Amendment”), which reduces certain restrictions on the Company’s activities in immuno-oncology and revises certain criteria for the achievement of a development milestone.

The foregoing descriptions of the IVD Collaboration Agreement, the Amendment and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which will be filed as exhibits to the Company’s reports filed under the Securities Exchange Act of 1934, as amended, and upon filing will be incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2016	FOUNDATION MEDICINE, INC.

	By:	/s/ Robert W. Hesslein
Robert W. Hesslein
Senior Vice President, General Counsel and Secretary